UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 14, 2014

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Amendment No. 1 to Form 8-K amends the Current Report on Form 8-K filed by MidWestOne Financial Group, Inc. (the “Company”) with the Securities and Exchange Commission on October 14, 2014 (the “Original Filing”). The headline of the press release, dated October 15, 2014 (the “Press Release”), which had been attached as Exhibit 99.1 to the Original Filing inadvertently contained a reference to the historical approval of a stock repurchase program. The stock repurchase program erroneously referenced in the Press Release was adopted by the Board of Directors of the Company on July 17, 2014 and was previously announced on July 18, 2014.
A revised version of the Press Release is attached hereto as Exhibit 99.1 and is incorporated in Item 8.01 by reference. Other than the deletion of the reference to the previously announced stock repurchase program in the headline of the Press Release, there are no other changes to the Press Release that was included in the Original Filing.

Item 8.01.	Other Events.
On October 14, 2014, the Board of Directors of the Company declared a cash dividend of $0.145 per share payable on December 15, 2014 to shareholders of record as of the close of business on December 1, 2014. The press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.    Description

99.1	Press Release of MidWestOne Financial Group, Inc., dated October 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	October 16, 2014	By:	/s/ GARY J. ORTALE
Gary J. Ortale
Executive Vice President and Chief Financial Officer